EXHIBIT 23.5
                                                                   ------------




                               CONSENT OF ENGINEER


Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2006 (the "Annual Report") of Teck Cominco Limited (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to references to our firm's name and use of our report under the heading "Description of the Business - Oil Sands - Fort Hills Project," and for "Schedule B - Report on Resources Data by Independent Qualified Resources Auditor" and all other references to our name included or incorporated by reference in: (i) Teck Cominco Limited's Annual Report on Form 40-F for the year ended December 31, 2006; and (ii) Teck Cominco Limited's registration statement on Form S-8 (File No. 333-140184), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.


                                   Yours very truly,

                                   SPROULE ASSOCIATES LIMITED



                                   /s/ Grant I. Sanden
                                   --------------------------------------------
                                   Grant I. Sanden, P.Eng.
                                   Associate



                                   /s/ R. Keith MacLeod
                                   --------------------------------------------
                                   R. Keith MacLeod, P.Eng.
                                   Executive Vice-President



Dated:  March 26, 2007
Calgary, Alberta
CANADA